                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                F&M BANCORP
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of F&M Bancorp ("Bancorp") will be held at the Corporate Headquarters, 110 Thomas Johnson Drive, Frederick, Maryland, on April 17, 2001, at 10:00 a.m., for the following purposes:

    (1) To elect four directors of Bancorp.

    (2) To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of Bancorp of record on February 15, 2001 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Gordon M. Cooley

                                          Secretary

Frederick, Maryland

March 16, 2001

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    EVEN THOUGH YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME PRIOR TO ITS USE.

                                PROXY STATEMENT

                                  INTRODUCTION

    This Proxy Statement is furnished to stockholders of F&M Bancorp ("Bancorp") in connection with the solicitation of proxies by Bancorp's Board of Directors to be used at the 2001 annual meeting of stockholders (the "2001 Annual Meeting"), described in the accompanying notice, and at any adjournments thereof. The purpose of the meeting is to elect four directors of Bancorp, whose terms expire at the 2001 Annual Meeting, and to transact such other business as may properly come before the meeting, or any adjournments thereof. The Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 16, 2001.

    The record of stockholders entitled to notice of and to vote at the annual meeting was taken as of the close of business on February 15, 2001. At that date there were outstanding and entitled to vote 11,025,776 shares of common stock, par value $5.00 per share, of Bancorp (the "Common Stock").

    The accompanying proxy is solicited by the Board of Directors of Bancorp. The Board of Directors has selected James L. Hogan, Kaye A. Simmons, and David
R. Stauffer, or any two of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he has previously given a proxy.

    In the election of directors, each share is entitled to one vote for each director to be elected; cumulative voting is not permitted. For all other matters each share is entitled to one vote.

    The cost of solicitation of proxies and preparation of proxy materials will be borne by Bancorp. Bancorp does not expect to compensate anyone for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for expenses they incur in sending proxy materials to principals and in obtaining proxies. In addition to solicitation of proxies by mail, proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of Bancorp, Farmers & Mechanics National Bank (the "Bank"), or Home Federal Savings Bank (the "Savings Bank") without additional compensation to them.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth alphabetically, as of February 15, 2001, the amount of Bancorp's Common Stock beneficially owned by each of its directors and nominees, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                      TOTAL SHARES          PERCENT
NAME OF INDIVIDUAL                                 BENEFICIALLY OWNED       OF CLASS
------------------                                 ------------------       --------
R. Carl Benna....................................         16,857(1)           *
Howard B. Bowen..................................         10,847(2)           *
John D. Brunk....................................         20,412(3)           *
Beverly B. Byron.................................          2,359(4)           *
Faye E. Cannon...................................         37,024(5)           *
Albert H. Cohen..................................         90,752(6)           *
Maurice A. Gladhill..............................         65,654(7)           *
Howard E. Harrison, III..........................         15,000(8)           *
Charles W. Hoff, III.............................         15,086(9)           *
Donald R. Hull...................................         77,684(10)          *
James K. Kluttz..................................          2,883(11)          *
Richard W. Phoebus, Sr...........................         24,773(12)          *
Kaye A. Simmons..................................              0              *
David R. Stauffer................................         26,403(13)          *
H. Deets Warfield, Jr............................         14,165(14)          *
Thomas R. Winkler................................          2,668(15)          *
All Executive Officers and Directors as a group
  (16 persons)...................................        422,568(16)          3.8

------------------------

*   Indicates holdings of less than 1 percent.

(1) Includes 2,000 shares held in trusts for the benefit of family members and as to which Mr. Benna has voting and disposition power, and 1,311 shares in the form of options exercisable by Mr. Benna within 60 days.

(2) Includes 2,202 shares in the form of options exercisable by Mr. Bowen within 60 days.

(3) Includes 112 shares owned jointly with family members and as to which Mr. Brunk has joint voting and disposition powers, 13,148 shares owned by family members and as to which Mr. Brunk has voting and disposition powers, and 1,366 shares in the form of options exercisable within 60 days.

(4) Includes 1,224 shares in the form of options exercisable by Ms. Byron within 60 days.

(5) Includes 7,015 shares owned jointly with family members and as to which Ms. Cannon has joint voting and disposition powers, and 29,767 shares in the form of options exercisable by Ms. Cannon within 60 days.

(6) Includes 22,638 shares owned by family members and as to which Mr. Cohen has voting and disposition powers, and 1,339 shares in the form of options exercisable by Mr. Cohen within 60 days.

(7) Includes 35,637 shares owned by family members and as to which Mr. Gladhill has voting and disposition powers, 5,203 shares owned by a limited partnership and as to which Mr. Gladhill has voting and disposition powers, and 1,576 shares in the form of options exercisable by Mr. Gladhill within 60 days.

(8) Includes 9,899 shares owned jointly with family members and as to which Mr. Harrison has joint voting and disposition powers and 5,101 shares in the form of options exercisable by Mr. Harrison within 60 days.

(9) Includes 2,274 shares owned by family members and as to which Mr. Hoff has voting and disposition powers, and 3,312 shares in the form of options exercisable by Mr. Hoff within 60 days.

(10) Includes 3,756 shares owned by family members and as to which Mr. Hull has voting and disposition powers, and 931 shares in the form of options exercisable by Mr. Hull within 60 days.

(11) Includes 336 shares owned jointly with family members and as to which Mr. Kluttz has joint voting and disposition powers, and 1,486 shares in the form of options exercisable by Mr. Kluttz within 60 days.

(12) Includes 571 shares owned by family members and as to which Mr. Phoebus has voting and disposition powers, and 12,308 shares in the form of options exercisable by Mr. Phoebus within 60 days.

(13) Includes 22,334 shares in the form of options exercisable by Mr. Stauffer within 60 days.

(14) Includes 4,696 shares owned by family members and as to which Mr. Warfield has voting and disposition powers, and 1,478 shares in the form of options exercisable by Mr. Warfield within 60 days.

(15) Includes 1,336 shares in the form of options exercisable by Mr. Winkler within 60 days.

(16) Includes 87,071 shares in the form of options exercisable within 60 days.

    To the knowledge of Bancorp, no person beneficially owns more than 5.0% of the outstanding Common Stock of Bancorp.

                             ELECTION OF DIRECTORS

    The Board of Directors of Bancorp is divided into three classes (the 2001 class, the 2002 class and the 2003 class, each class designated by the year in which the term of office of a director will expire), with each class elected at successive annual meetings. The term of office for all 2001 class directors expires at the 2001 Annual Meeting. Four persons, all of whom are currently directors of Bancorp, are nominated as 2004 class directors. The nominees have each agreed to serve if elected.

    It is the Board of Directors' intention that proxies not limited to the contrary will be voted for the following nominees, or, in the event that any of the nominees should be unable or unwilling to serve, for the election of such other persons as may be nominated by the Board of Directors. A plurality of votes is required to elect directors. Abstentions and broker non-votes will be treated as shares not voted and will have no effect in the election of directors.

INFORMATION CONCERNING NOMINEES

    The following table presents information concerning persons nominated by the Board of Directors for election as directors of Bancorp and also concerning continuing directors. Except as indicated, the nominees and continuing directors have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Information is reported as of February 15, 2001.

A. NOMINEES FOR DIRECTOR--2004 CLASS (TERMS EXPIRE IN 2004):

                                                          AGE, PRINCIPAL OCCUPATIONS, AND
NAME OF NOMINEE                                         DIRECTORSHIPS WITH PUBLIC COMPANIES
---------------                                -----------------------------------------------------
Howard B. Bowen                                Mr. Bowen is 49 years old and has served as a
                                               director of Bancorp since 1996. He is President of
                                               Ewing Oil Co., Inc., a petroleum distributor. (1) (4)
                                               (5)

Albert H. Cohen                                Mr. Cohen is 78 years old and has served as a
                                               director of Bancorp since 1983. He is an investor and
                                               building consultant. (2) (3)

Howard E. Harrison, III                        Mr. Harrison is 59 years old and has served as a
                                               director of Bancorp since 1999. He is Chairman of
                                               Marina Development, Inc. which owns and operates a
                                               full-service marina in Baltimore County. (1)

Charles W. Hoff, III                           Mr. Hoff is 66 years old and has served as a director
                                               of Bancorp since 1983. He is Chairman of the Board of
                                               Bancorp and the Bank. (3)

B. CONTINUING DIRECTORS--2002 CLASS (TERMS EXPIRE IN 2002)

John D. Brunk                                  Mr. Brunk is 63 years old and has served as a
                                               director of Bancorp since 1983. He is President of
                                               Frederick Produce Co., Inc., a wholesale food service
                                               distributor. (4)
Faye E. Cannon                                 Ms. Cannon is 51 years old and has served as a
                                               director of Bancorp since 1993. She is President and
                                               Chief Executive Officer of Bancorp and the Bank. (2)
                                               (3)
Donald R. Hull                                 Mr. Hull is 62 years old and has served as a director
                                               of Bancorp since 1998. He is President of Hull
                                               Company Accountants, Inc. (1)
H. Deets Warfield, Jr.                         Mr. Warfield is 69 years old and has served as a
                                               director of Bancorp since 1983. He is President of
                                               the Damascus Motor Co., Inc., an automobile
                                               dealership. (2) (3)

C. CONTINUING DIRECTORS--2003 CLASS (TERMS EXPIRE IN 2003):

R. Carl Benna                                  Mr. Benna is 53 years old and has served as a
                                               director of Bancorp since 1989. He is President of
                                               North American Housing Corp., a modular housing
                                               manufacturer. (2) (3) (4) (5)
Beverly B. Byron                               Ms. Byron is 68 years old and has served as a
                                               director of Bancorp since 1993. She is a former
                                               member of the U.S. House of Representatives for the
                                               6th District of Maryland. She is a member of the
                                               Board of Directors of CareFirst, LMI, and
                                               Constellation Energy Group. (1)
Maurice A. Gladhill                            Mr. Gladhill is 50 years old and has served as a
                                               director of Bancorp since 1985. He is President of
                                               Gladhill Tractor Mart, Inc., a farm equipment
                                               dealership in Frederick, Md. (2) (3) (4) (5)
James K. Kluttz                                Mr. Kluttz is 59 years old and has served as a
                                               director of Bancorp since 1996. He is President and
                                               Chief Executive Officer of Frederick Memorial
                                               Hospital. (1) (2) (4) (5)
Richard W. Phoebus, Sr.                        Mr. Phoebus is 62 years old and has served as a
                                               director of Bancorp since 1996. He is President and
                                               Chief Executive Officer of the Savings Bank and Vice
                                               President of Bancorp.
Thomas R. Winkler                              Mr. Winkler is 59 years old and has served as a
                                               director of Bancorp since 1992. He is currently a
                                               biopharmaceutical consultant and was formerly
                                               Executive Vice President and Chief Operating Officer
                                               of Bio Whittaker, Inc.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Executive Committee.

(3) Member of the Nominating Committee.

(4) Member of the Compensation Committee.

(5) Member of the Corporate Governance Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    During 2000, there were 11 meetings of the Board of Directors of Bancorp. Each of the directors attended at least 75% of the combined total number of meetings of the Board of Directors and board committees of which he or she is a member (held during the period for which he or she has been a director).

    The Board of Directors of Bancorp has, among others, a Nominating Committee, a Corporate Governance Committee, an Audit Committee, and a Compensation Committee.

    The Nominating Committee of Bancorp is responsible for recommending persons to serve as new directors. Members of the Nominating Committee are designated by note (3) above. Nominations for director which are presented to the Nominating Committee by stockholders are considered, along with those developed by the Nominating Committee, in light of the needs of Bancorp, as well as the nominee's individual knowledge, experience and background. The Nominating Committee did not meet in 2000.

    The Corporate Governance Committee was formed in 2000 and is responsible for recommending to the full board appropriate corporate governance practices and procedures, board committee assignments, including chairpersons, board member compensation, board member qualifications and criteria, and candidates for board membership, and for reviewing and assessing board and individual board member performance and effectiveness. The Corporate Governance Committee will assume the responsibilities of the Nominating Committee in April 2001. The Corporate Governance Committee met 4 times in 2000 and members are designated by note (5) above.

    The Audit Committee of Bancorp meets with Bancorp's internal and independent auditors to review whether satisfactory accounting procedures are being followed by Bancorp and subsidiaries and whether internal accounting controls are adequate, to inform itself with regard to non-audit services performed by the independent auditors and to review fees charged by the independent auditors. The Audit Committee also recommends to the Board of Directors the selection of independent auditors. The Audit Committee met 6 times in 2000, and members are designated by note (1) above.

    The Compensation Committee of Bancorp establishes the compensation for executive officers of Bancorp, the Bank and the Savings Bank and administers Bancorp's 1983, 1995 and 1999 Employee Stock Option Plans, the 1999 Non-Employee Director Stock Option Plan and the Executive Supplemental Income Plan. During 2000, the directors designated by note (4) above were members of the Compensation Committee of Bancorp. The Compensation Committee met on 2 occasions during 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

    The Committee establishes the compensation for executive officers of Bancorp, the Bank and the Savings Bank (collectively, "the Corporation") and administers Bancorp's 1983, 1995 and 1999 Employee Stock Option Plans and the Executive Supplemental Income Plan. Committee objectives include administration of a total compensation package that allows the Corporation to attract and retain qualified persons to fill key executive positions and to effectively utilize incentive compensation programs which are directly related to executive officers accomplishing corporate goals and objectives, both operational and financial, aimed at achieving lasting improvement in the Corporation's long-term financial performance.

    The Committee utilizes the Corporation's human resources' staff, and, as appropriate, other qualified consultants to review the Corporation's compensation practices as they compare to industry norms.

    Compensation program components include:

    1. BASE SALARY--Base pay levels are established within a range for each position, determined through the assistance of a third party consultant specializing in compensation practices for the industry. In addition, survey data is routinely updated, comparing similar positions at other companies, both financial and non-financial, of like-size and performance located in the geographic area in which the Corporation does business and at other financial institutions of similar size, business make up and performance characteristics located outside the Corporation's market area. Actual salaries are based on the individual performance and experience of each executive officer.

    2. SHORT TERM INCENTIVE COMPENSATION--The Corporation has adopted an annual incentive compensation program for executive officers and other designated employees at the Bank and the Savings Bank (the "Program"). The Program was designed in conjunction with an independent consultant specializing in incentive compensation practices for the banking industry and is similar to existing plans of other banks and financial service companies. The Program, like these plans in general, requires a considerable degree of specificity with regard to performance measures and evaluations, which are benchmarked to industry incentive practices. The Program allows the Compensation Committee to establish annually the performance measures to be used in conjunction with the goals in the Corporation's strategic plan and ensures that such performance measures align with stockholder interests. Executives are eligible for incentive compensation expressed as a percentage of their base salaries for meeting established performance measures. Levels of incentive compensation increase as executive officers' and the Bank's performance exceed established targets. In 2000, the named executive officers received compensation under the incentive compensation program as a result of meeting performance targets.

    3. LONG TERM INCENTIVE COMPENSATION--The Corporation maintains 1983, 1995 and 1999 Employee Stock Option Plans which provide long term incentive compensation through the grant of options to executive and other key officers, in the Committee's discretion, who have substantial responsibility for the management and growth of the Corporation. The Committee believes that grants of stock options, which allow employees to purchase shares of the Common Stock of the Corporation at specified prices in the future, aligns employees' interests in corporate performance with the interests of all stockholders. Each year the Committee determines the number of options, if any, to be granted in order to achieve these objectives. Incentive stock options are granted at the market price of F&M Bancorp stock on the date of grant. Non-qualified options may be granted at no less than 85% of market price on the date of grant. The Committee considers it significant that officers who receive incentive stock option awards will profit from those awards only if, and only to the extent that, the market price of F&M Bancorp stock appreciates following the date of grant. In 2000 the Committee granted greater numbers of shares in option form to the executive officers and other participants than in prior years. The size of the grants was consistent with industry practice based on advice of a third party consultant.

    For 2000, the Compensation Committee established Ms. Cannon's base salary with reference to the salary ranges determined with the assistance of a third party consultant that provides bank executive compensation data and information specific to the banking industry. The Committee considers the Chief Executive Officer responsible for overall corporate performance, both operational and financial. As such, all of the Chief Executive Officer's potential bonus under the Bank's incentive compensation program is related to Bank-wide performance and stockholder interests. The Committee finds that the total compensation package for the Chief Executive Officer in 2000 was justified based on competitive market data and overall corporate performance, both financial and operational.

    The Committee believes that the total compensation awarded to the Chief Executive Officer and executives of the Corporation is consistent with the Committee's objectives. The amounts paid to individual executives are consistent with competition within the market and with banks of similar size as reflected by the executive compensation data and information provided, individual performance of each executive, and, for incentive compensation, are rationally linked with the fulfillment of corporate objectives and corporate financial performance.

                                          Compensation Committee of the Board of
                                          Directors:

                                          Maurice A. Gladhill, Chairman

                                          R. Carl Benna

                                          Howard B. Bowen

                                          John D. Brunk

                                          James K. Kluttz

    The following table sets forth compensation information with respect to the Chief Executive Officer and the other executive officers in 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                              ANNUAL COMPENSATION(1)          AWARDS
                                          ------------------------------   ------------
                                                                             OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR      SALARY     BONUS      SHARES(2)     COMPENSATION(3)
---------------------------               --------   --------   --------   ------------   ---------------
Faye E. Cannon                              2000     $269,298   $85,637       14,245          $11,050
President and CEO of Bancorp and of the     1999      258,940       -0-       12,964            9,242
  Bank                                      1998      242,000    58,080        3,996           14,222

David R. Stauffer                           2000      202,800    51,592        6,436           11,050
Vice President of Bancorp and Senior        1999      195,000       -0-        5,486            9,396
  Executive Vice President and COO of       1998      170,685    27,312        2,176           14,222
  the Bank

Richard W. Phoebus, Sr.                     2000      145,600    37,041        4,621            9,464
Vice President of Bancorp and President     1999      140,000       -0-        4,383           11,189
  and CEO of the Savings Bank               1998      136,400    38,363        2,259           20,000

Kaye A. Simmons (4)                         2000      117,692    28,832          -0-              -0-
Treasurer of Bancorp and Executive Vice
  President and CFO of the Bank

------------------------

(1) No Named Executive Officer received any perquisites in 1998, 1999 or 2000 the aggregate amount of which exceeded 10% of the officer's salary and bonus.

(2) Adjusted to reflect 5% stock dividends paid on July 29, 1998 and July 28, 1999.

(3) Includes Bancorp contribution to the account of each Named Executive Officer in Bancorp's defined contribution Employee Benefit Plan (the "Plan") qualified under Section 401(k) of the Internal Revenue Code for both profit-sharing portion and corporate match of Named Executive Officer's individual contributions to the Plan with a salary cap of $160,000 in 1998 and 1999, and $170,000 in 2000.

(4) Ms. Simmons was appointed Treasurer of Bancorp on April 10, 2000.

    The following table sets forth information with respect to stock option grants to the Chief Executive Officer and the Named Executive Officers for the fiscal year ended December 31, 2000. Bancorp does not grant stock appreciation rights.

                            OPTIONS GRANTED IN 2000


                                    INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------      VALUE AT ASSUMED
                                                 % OF TOTAL                                   ANNUAL RATES OF STOCK
                                                  OPTIONS                                    PRICE APPRECIATION FOR
                                    OPTIONS      GRANTED TO                                        OPTION TERM
                                   GRANTED(1)   EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------
NAME                                (SHARES)    FISCAL 2000     (PER SHARE)        DATE          5%          10%
----                               ----------   ------------   --------------   ----------   ----------   ----------
Faye E. Cannon...................    14,245         12.53%         $19.00       02/28/2010    $170,213     $431,354
David R. Stauffer................     6,436          5.66           19.00       02/28/2010      76,904      194,889
Richard W. Phoebus, Sr...........     4,621          4.06           19.00       02/28/2010      55,216      139,929
Kaye A. Simmons..................       -0-           -0-             -0-               --         -0-          -0-


------------------------

(1) All options granted on February 29, 2000. Options exercisable to the extent of 25%, 50%, 75%, and 100% on February 28, 2001, 2002, 2003 and 2004
    respectively.

    The following table sets forth information with respect to the value of all options exercised during the fiscal year ended December 31, 2000 and the value of all options held on December 31, 2000 by the Chief Executive Officer and the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 31, 2000


                                    NUMBER OF                      NUMBERS OF SHARES           VALUE OF UNEXERCISED
                                     SHARES                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    ACQUIRED                    OPTIONS AT 12/31/00(2)        OPTIONS AT 12/31/00(3)
                                       ON          VALUE      ---------------------------   ---------------------------
NAME                                EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                ---------   -----------   -----------   -------------   -----------   -------------
Faye E. Cannon....................      955       $ 6,943        22,003         27,202        $44,628        $22,703
David R. Stauffer.................    1,411        11,189        18,101         12,348         37,859         10,257
Richard W. Phoebus, Sr............      -0-           -0-         8,796          9,733         33,677          7,365
Kaye A. Simmons...................      -0-           -0-           -0-            -0-            -0-            -0-


------------------------

(1) Based on the differences between aggregate fair market value on date of exercise and aggregate exercise price.

(2) Adjusted to reflect stock dividends paid between dates of grant and December 31, 2000.

(3) Based on the difference between aggregate fair market value at December 31, 2000 and aggregate exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    Bancorp provides an Executive Supplemental Income Plan (the "Supplemental Plan") in which executive officers Cannon and Stauffer participate. The Supplemental Plan provides certain benefits which are integrated with the benefits provided executive officers Cannon and Stauffer under Bancorp's defined contribution employee benefit plan qualifying under Section 401(k) of the Internal Revenue Code. The Supplemental Plan provides for retirement benefits to executive officers Cannon and Stauffer based on 65% of their compensation (salary and bonus) as measured by the greater of (a) compensation paid during the 12 months immediately preceding retirement or (b) the average compensation paid during the three consecutive years of employment that yield the highest average.

    The Supplemental Plan also provides for benefits upon termination of employment following a change in control of the Bank or Bancorp. A change in control is defined as the acquisition by a single person of 25% or more of the combined voting power of the Bank and Bancorp, a majority of the members of the Board of Directors of the Bank or Bancorp is composed of persons not elected or recommended by two-thirds of the then current directors, or a sale of assets to or merger with another corporation whose voting securities are not at least 60% controlled by Bancorp's then current stockholders in substantially the share proportions as their ownership to the Bank and Bancorp immediately prior to the sale or merger. In the event of a termination of employment after a change in control, full compensation benefits will be paid to a participant in the Supplemental Plan until the third anniversary of the change in control. Thereafter, benefits will be based on a fraction of final compensation as detailed above. Assuming current compensation practices continue to retirement, in conjunction with current assumptions relating to contributions to and performance of Bancorp's 401(k) Plan and current assumptions relating to future levels of Social Security benefits, executive officers Cannon and Stauffer would have estimated annual benefits under the Supplemental Plan of $220,625 and $167,995 respectively.

    The Supplemental Plan also provides for a death benefit equal to 50% of a participant's cash compensation if the participant dies while still employed.

    Executive officer Phoebus has an employment agreement with Bancorp providing for payments of three times Mr. Phoebus' annual compensation if he is terminated following a change in control of Bancorp or the Savings Bank. Mr. Phoebus is also entitled to receive 1.5 times his annual compensation if he is terminated without cause by Bancorp or the Savings Bank and at his retirement.

    Executive officer Simmons has an employment agreement with Bancorp providing for payments of two times Ms. Simmons' annual compensation if she is terminated following a change in control of Bancorp or the Bank.

DIRECTORS' FEES AND DEFERRED COMPENSATION PLAN

    During 2000, each director of Bancorp (other than employee directors) received a quarterly director's fee of $1,250 plus $200 for each board meeting and board committee meeting attended. Each director of Bancorp who also served as a director of the Bank received a quarterly fee of $500 plus $200 for each Bank board meeting and board committee meeting attended. Bancorp and Bank board committee chairs received $300 for each committee meeting attended. Each director of Bancorp who also served as a director of the Savings Bank received a fee of $200 for each Savings Bank board meeting attended. Chairman Hoff received fees of $52,097 for chairing the boards of directors of Bancorp and the Bank. Each Bancorp director may elect to defer all or part of these fees until he or she ceases to be a director. Interest is earned on the deferred amount at a floating rate equal to the "prime rate" as published in the Wall Street Journal's Money Rates Table on December 15th of each year for the next calendar year, currently 9.5%. Payment of the deferred amount may be made to the director or his or her beneficiary in a lump sum or in equal monthly installments over 10 years, as the director elects. In 2000 directors also received options to purchase F&M Bancorp stock, pursuant to the 1999 Stock Option Plan for Non-Employee Directors. All options were granted on April 19, 2000 with an exercise price of $18.25, which represented the closing price as quoted by NASDAQ on the previous day. The number of shares received by each director was equal to 25% of the director's total cash compensation divided by $3.60 which represented the Black Scholes Model calculation of the per share price of F&M Bancorp stock.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

    During the past year Bancorp and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of their businesses with directors and officers of Bancorp, the Bank, the Savings Bank and with their affiliates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit did not involve and do not currently involve more than the normal risk of collectibility or present other unfavorable features.

STOCKHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the cumulative total return of Bancorp's Common Stock with that of a broad market index (NASDAQ Stock Market, U.S. Companies only) and an industry peer group index (NASDAQ Bank Stocks). Information is provided for the five-year period ending December 31, 2000. The graph assumes that the value of the investment in Bancorp's Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

                            COMPARISON OF FIVE-YEAR
                               CUMULATIVE RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       1995  1996  1997  1998  1999  2000
F&M BANCORP             100    83   150   146   103   111
NASDAQ U.S. COMPANIES   100   123   151   213   395   238
NASDAQ BANK STOCKS      100   132   221   220   211   241

                                                 DECEMBER 31,
                                      1995         1996         1997         1998         1999         2000
F&M BANCORP                            100          83           150          146          103          111
NASDAQ US COMPANIES                    100          123          151          213          395          238
NASDAQ BANK STOCKS                     100          132          221          220          211          241

               AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of Arthur Andersen LLP ("AA") has acted as Bancorp's independent public accountants for the year ended December 31, 2000 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current fiscal year. A partner of AA is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires and to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of Bancorp's annual financial statements for the most recent fiscal year and for reviews of the financial statements included in Bancorp's forms 10-Q for the fiscal year were $116,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    AA did not provide any professional services related to financial information systems design and implementation as described in paragraph (c)(4)(ii) of Rule 2-01 of SEC Regulation S-X during 2000.

ALL OTHER FEES

    The aggregate fees billed for services rendered by AA, other than for the services listed above for the most recent fiscal year were $431,500. These services include (i) tax planning and the preparation of tax returns of Bancorp and its subsidiaries, (ii) internal audit services, (iii) benefit plan audits, and (iv) technical accounting and consulting services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and believe that they are.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard #1, Independence Discussions with Audit Committees, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the board of directors that the audited financial statements be included in Bancorp's Annual Report on Form 10-K.

    The board of directors has adopted a written charter for the Audit Committee. A copy is attached as Appendix A. The members of the Audit Committee, whose names appear below are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

                                          James K. Kluttz, Chair
                                          Howard B. Bowen, Vice Chair
                                          Beverly B. Byron
                                          Howard E. Harrison, III
                                          Donald R. Hull

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon review of Forms 3, 4, and 5 and amendments thereto furnished to Bancorp and inquiry to directors and executive officers, all required reports of securities activities were timely filed, except executive officer Kaye A. Simmons who filed her initial Form 3 late and Director Albert H. Cohen who filed one late Form 4 reporting 2 sales, each of 2,000 shares of Bancorp stock.

                                 OTHER MATTERS

    The management of Bancorp knows of no matters to be presented for action at the annual meeting other than those mentioned above; however, if any other matters properly come before the annual meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of Bancorp. Each such matter generally requires the affirmative vote of a majority of the shares voted on the matter. Abstentions and broker non-votes generally will be treated as shares not voted and will have no effect.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals are eligible for consideration for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if they are received by Bancorp on or before November 16, 2001. Any proposal should be directed to the attention of the Corporate Secretary, F&M Bancorp, 110 Thomas Johnson Drive, Frederick, Maryland, 21702. In order for a stockholder proposal submitted outside Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) and in order for a proposal to be timely under Bancorp's By-Laws, it must be received on or prior to January 17, 2002, but no earlier than December 18, 2001.

                           ANNUAL REPORT ON FORM 10-K

    A COPY OF THE ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO KAYE A. SIMMONS, TREASURER, F&M BANCORP, 110 THOMAS JOHNSON DRIVE, P.O. BOX 518, FREDERICK, MARYLAND 21702.

                                          By Order of the Board of Directors,

                                          Gordon M. Cooley
                                          Secretary

Frederick, Maryland
March 16, 2001

                                                                       APENDIX A

                                  F&M BANCORP
                            AUDIT COMMITTEE CHARTER

I.  MISSION STATEMENT

    The Audit Committee (Committee) is responsible for vigilant oversight of the financial reporting process on behalf of the Board of Directors (Board) of F&M Bancorp (Bancorp) and the shareholders.

II. MEMBERSHIP AND MEETINGS

  1. The Committee shall consist of not less than five Directors, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, be a CPA or any other comparable experience or background which results in the individual's financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight experience.

  2. Members of the Audit Committee shall be recommended by the Corporate Governance Committee and approved by the Board of Directors. Members will serve a term of three years and no more than two consecutive terms. Committee membership is rotated in terms staggered to provide both continuity and fresh perspective. The Audit Committee Chairman will be recommended by the Corporate Governance Committee and appointed by the Board of Directors, based on his/her requisite business, financial, leadership, and communication skills.

  3. The independence of a director will be impaired if any of the following conditions are met:

    - Currently employed by the company, an affiliate of the company, or a current parent or predecessor company, or were so employed in the last three years.

    - Currently, or have been within the past three years, a member of the immediate family of a current executive officer of the company or an affiliate.

    - An executive of another business organization where any of the company's executives serve on the organization's compensation committee.

    - A partner, controlling shareholder, or executive officer of a business organization that has a business relationship with the company.

    - An individual who has a direct business relationship with the company.

  4. The Committee shall meet at least four times each year. The meeting dates will be scheduled so that they occur throughout the year, and include a meeting to allow review of a draft of the Annual Report prior to its publication.

III. AUTHORITY

    The Committee shall have unrestricted access to personnel and documents and will be given the resources necessary to discharge its responsibilities, as stated in this charter. This charter, and any subsequent revisions, are effective only after the approval of the Board of Directors. Committee activities will be reported directly to the Board of Directors at regular intervals.

    The Committee shall direct and supervise an investigation into any matter as deemed necessary to discharge its duties and responsibilities. In connection with any such investigation, the Committee shall have the authority to utilize the internal audit provider and to employ outside counsel or consultants at Bancorp's expense.

IV. DUTIES AND RESPONSIBILITIES

    A. RELATIONSHIPS WITH EXTERNAL AUDITORS, INTERNAL AUDITORS, INTERNAL LOAN REVIEW AND MANAGEMENT

       1. The Committee has the authority and responsibility to select, evaluate and replace the independent auditing firm (external auditor). Annually, the Committee will appoint the external auditor, with ratification by the Board. The external auditor is instructed that the Board, as the shareholders' representative, is the auditor's client. Regarding the services provided by the external auditor, the audit Committee will:

           - Review and approve the scope of the annual audit to ensure a comprehensive and complete audit;

           - Approve the annual fees;

           - At least annually review the independence of the external auditing firm, and management's evaluation of this independence;

           - Annually review the scope of other professional services performed by the external auditor, and any other independent public accountant, as well as the related fees, to consider the possible effect that these services could have on the independence of the accountant; and

           - Discuss the results of the annual audit with the external auditor, including a review of the audited financial statements, the management letter, and the communications required by Statement on Auditing Standards No. 61.

       2. On an annual basis, the Committee will evaluate the quality of work and recommendations provided by the external auditor through meaningful discussions with the auditors and with management about the quality, not just acceptability, of financial reporting decisions and judgments.

       3. On a periodic basis, or as deemed necessary by the Committee, but no less frequently than every five years, the Committee will formally reassess the external accounting service needs of Bancorp through solicitation of proposals from at least three public accounting firms. Should management identify a need to solicit proposals at a time other than as identified by the Committee, such a request should be brought to the Chairman of the Committee who will then bring it to the Committee.

       4. The services provided by, and the objectivity of, the internal auditing function, will be reviewed by the Committee. This review will include:

           - The planned scope of the internal audit program, its objectives, and the staff required to attain these objectives;

           - The annual financial operating budget of the internal audit function;

           - Reports issued, including management's responses;

           - The working relationship between internal and external auditors;
             and

           - The appointment or termination of the internal audit provider.

       5.  Other duties of the Committee include:

           - Review and approval of reports issued by internal loan review, including management's responses;

           - Review and approval of any revisions to the internal audit charter and the loan review policy;

           - Periodic private meetings with the Chief Financial Officer, and the internal and external auditors, with instructions to advise the Committee of any areas requiring the Committee's special attention; and

           - Monitoring and assessing the internal and external auditors' performance measured by goals, objectives and expectations, including discussions privately with management as deemed necessary.

B.  REVIEW AND ASSESSMENT OF INTERNAL CONTROLS

    The Committee will review management's evaluation of the adequacy of Bancorp's internal control structure and the extent to which major recommendations made by the external and internal auditors have been implemented. Consideration should be given to:

    - Management's process for assessing the risk of material misstatement of the financial statements;

    - The extent to which internal and external auditors' work can be relied upon to detect control weaknesses or fraud;

    - The effectiveness of, or weaknesses in, Bancorp's internal control structure; and

    - Significant control deficiencies reported by the internal and external auditors and internal loan review.

C.  REVIEW OF FINANCIAL STATEMENTS

1. The Committee will review with management a draft of the Annual Report and 10K prior to its publication, including discussion of:

    - Management's ability to identify and assess the risk of material financial statement errors and noncompliance with laws and regulations;

    - The accounting principles used, and any related changes;

    - Significant financial variations from the prior year and from the budget;

    - Significant accounting and reporting issues and the basis for any judgment required;

    - The nature and substance of significant accruals, reserves and other estimates; and

    - The appropriateness of management's discussion and analysis and its consistency with the financial statements.

2. The Committee will have a predetermined arrangement with the external auditor that they will advise the Committee and management of the company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under the standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing form 10-Q. Also the Committee will receive a written confirmation provided by the external auditor at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

3. With management and the external auditor, the Committee will review all significant issues concerning litigation, contingencies, claims, or assessments and all material accounting issues that require disclosure in the financial statements. This review should include a discussion of recent FASB or other regulatory agency pronouncements that have a material impact on Bancorp. The Committee expects that management and the external auditor will perform timely analysis of significant financial reporting issues and practices, and report as appropriate to the Committee. It is expected that management and the external auditor will discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by Bancorp and particularly, about the degree of aggressiveness or conservatism of Bancorp's accounting principles and underlying estimates.

4. The Committee will inquire of management as to whether second opinions on significant accounting matters have been obtained.

D.  REGULATORY, LEGAL, TAX, AND OTHER MATTERS

The Committee will:

    - Review with management and the external auditors important income tax matters and management's assessment of related tax reserves;

    - Review the internal and external auditors' findings and recommendations regarding regulatory, legal matters, and management's action steps regarding these matters;

    - Annually review the Audit Committee Charter and recommend any modifications to the Board. This should be done in compliance with applicable NASDAQ Audit Committee Requirements; and

    - Perform a self-assessment at least annually.

Approved by F&M Bancorp Board of Directors on June 20, 2000

                                 F&M BANCORP

                       ANNUAL MEETING OF STOCKHOLDERS

                           TUESDAY, APRIL 17, 2001
                                  10:00 A.M.

                            CORPORATE HEADQUARTERS
                           110 THOMAS JOHNSON DRIVE
                             FREDERICK, MD 21702


-------------------------------------------------------------------------------

[F&M BANCORP LOGO]
F&M BANCORP
110 THOMAS JOHNSON DRIVE
FREDERICK, MD 21702                                                       PROXY
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING ON APRIL 17, 2001 AT 10:00 A.M.

The shares of stock you hold will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint James L. Hogan, Kaye A. Simmons, and David R. Stauffer, or any two of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               [F&M BANCORP LOGO]



                               Please detach here
-------------------------------------------------------------------------------

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1. Election of directors:

FOR TERM TO EXPIRE IN 2004:

01 Howard B. Bowen    03 Howard E. Harrison III
02 Albert H. Cohen    04 Charles W. Hoff III

/ / Vote FOR all nominees            / / Vote WITHHELD from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

---------------------------------

---------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Address Change? Mark Box / /
Indicate changes below:




Date
     ------------------------

-----------------------------

-----------------------------

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, admininstrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.